                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 1, 2003, between Q COMM INTERNATIONAL, INC., a Utah corporation (the "Company"), having its principal place of business at 1145 South 1680 West, Orem Utah, 84058-4930, and PAUL C. HICKEY, residing at 9243 Emerald Lake Drive, Cedar Hills, Utah, 84062 (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Executive is currently employed by the Company and serves as the Company's Chief Executive Officer; and

         WHEREAS, the Company, recognizing the unique skills and abilities of the Executive, wishes to insure that the Executive will continue to be employed by the Company; and

         WHEREAS, the Executive desires to continue in the employment of the Company as Chief Executive Officer; and

         WHEREAS, the parties desire to set forth the terms and conditions of the employment relationship between the Company and the Executive.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

         1. Employment and Duties. The Company hereby employs the Executive as Chief Executive Officer on the terms and conditions provided in this Agreement and Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall be responsible for the overall management and operations of the Company shall perform the duties and responsibilities that are customary for an officer of a corporation in such position and shall perform such other duties and responsibilities that are reasonably determined from time to time by the Company's Board of Directors (the "Board"). The Executive shall report to and be supervised by the Board. The Executive shall be based at the Company's offices in Orem, Utah, or such other place which shall be within a fifty mile radius thereof that shall constitute the Company's headquarters and, except for business travel incident to his employment under this Agreement, the Company agrees the Executive shall not be required to relocate. The Executive agrees to devote substantially all his attention and time during normal business hours to the business and affairs of the Company and to use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities of his position and to accomplish the goals and objectives of the Company as may be established by the Board. Notwithstanding the foregoing, the Executive may engage in the following activities (and shall be entitled to retain all economic benefits thereof including fees paid in connection therewith) as long as they do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees, provided that the Executive shall not serve on any board or committee of any corporation or other business which competes with the Business (as defined in Section 10(a) below); (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions; and (iii) make investments in businesses or enterprises and manage his personal investments; provided that with respect to such activities Executive shall comply with any business conduct and ethics policy applicable to employees of the Company.
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         2. Term. The term of this Agreement shall commence on the date hereof
(the "Commencement Date"), and shall terminate on December 31, 2005, unless extended or earlier terminated in accordance with the terms of this Agreement (the "Termination Date"). Such term of employment is herein sometimes referred to as the "Employment Term". The Employment Term shall be extended for successive one-year periods unless either party notifies the other in writing at least 180 days before the Termination Date, or any anniversary of the Termination Date, as the case may be, that he or it chooses not to extend the Employment Term.

         3. Compensation. As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

                  (a) Base Compensation. The Company shall pay to the Executive an annual salary ("Base Compensation") of $120,000, payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local income and employment related taxes. The Executive may be entitled to such increases in Base Compensation with respect to each calendar year during the term of this Agreement, as shall be determined by the Company's Compensation Committee (the "Committee"), in its sole and absolute discretion, based on an annual review of the Executive's performance .

                  (b) Incentive Compensation. In addition to Base Compensation, the Executive may be entitled to receive additional compensation ("Incentive Compensation") in the discretion of the Committee. The Incentive Compensation shall be pursuant to short-term and/or long-term incentive compensation programs which currently exist or may be established by the Company. For purposes of this Agreement, the Executive's "Pro Rata Share" of Incentive Compensation for any calendar year of the Company shall be a fraction whose numerator shall be equal to the number of months (or parts of months) during which the Executive was actually employed by the Company during any such calendar year and whose denominator shall be the total number of months in such calendar year.


                                       2
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         4. Employee Benefits. During the Employment Term the Executive and his
eligible dependents shall be entitled to such benefits (including but not limited to, the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), as shall be determined by the Board from time to time; provided, however, that the Executive shall always be entitled to such benefits as are generally made available to the senior executives of the Company.

         5. Vacation and Leaves of Absence. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than 20 days during each 12 month period, beginning on the Commencement Date of this Agreement. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Company in its sole and absolute discretion may determine, and the Executive shall be entitled to the same sick leave and holidays provided to other senior executives of the Company.

         6. Expenses. The Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder.

         7. Indemnification. The rights of the Executive to indemnification from the Company for acts or omissions in connection with his employment by the Company are set forth in the Indemnification Agreement, dated October __, 2001, between the company and the Executive (the "Indemnification Agreement").



                                       3
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         8. Termination and Termination Benefits.

                  (a) Termination by the Company.

                           (i) For Cause. Notwithstanding any provision
contained herein, the Company may terminate this Agreement at any time during the Employment Term for "Cause". For purposes of this subsection 8(a)(i), "Cause" shall mean the continuing willful failure by the Executive to substantially perform his duties hereunder for any reason other than total or partial incapacity due to physical or mental illness. Termination pursuant to this subsection 8(a)(i) shall be effective immediately 15 days after delivering written notice thereof from the Company to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied, but only if the Executive has not cured such failure within such 15 day period. In the event of a termination pursuant to this subsection 8(a)(i), the Executive shall be entitled to payment of his Base Compensation and the benefits pursuant to Section 4 hereof up to the effective date of such termination and it is also the intention and agreement of the Company that Executive shall not be deprived by reason of termination for Cause of any payments, options or benefits which have been vested or have been earned or to which Executive is entitled as of the effective date of such termination.

                           (ii) Disability. If due to illness, physical or
mental disability, or other incapacity, the Executive shall fail, for a total of any six consecutive months ("Disability"), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon 30 days' written notice to the Executive. In such event, the Executive shall be (1) paid his Base Compensation until the Termination Date and his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs, and (2) provided with employee benefits pursuant to Section 4, to the extent available, for the remainder of the Employment Term; provided, however, that any compensation to be paid to the Executive pursuant to this subsection 8(a)(ii) shall be offset against any payments received by the Executive pursuant to any policy of disability insurance the premiums of which are paid for by the Company.



                                       4
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                           (iii) Without Cause. The Company may terminate the
Executive's employment hereunder at any time without Cause. If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, the Executive shall be paid: (i) his Base Compensation at the rate in effect at the time of termination through the Termination Date; (ii) his Pro Rata Share of any Incentive Compensation to which he would have been entitled for the year in which such termination occurs; (iii) a lump sum payment equal to the product of twenty-four (24) times the "Monthly Salary Amount"; (iv) any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) and any accrued vacation pay; (v) continuation until the expiration of the Employment Term and for twelve months thereafter, of the health and welfare benefits of the Executive and any long-term disability insurance generally provided to senior executives of the Company (as provided for by Section 4 of this Agreement) (or the Company shall provide the economic equivalent thereof); provided, however, if the Executive obtains new employment and such employment makes the Executive eligible for health and welfare or long-term disability benefits which are equal to or greater in scope then the benefits then being offered by the Company, then the Company shall no longer be required to provide such benefits to the Executive; and (vi) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.

                  As used herein, "Monthly Salary Amount" shall mean an amount equal to one-twelfth of the sum of (y) the Executive's then current annual Base Salary plus (z) the average cash incentive compensation paid to the Executive during the three years immediately preceding the termination date.

                  (b) Termination by the Executive. The Executive may terminate this Agreement at any time. Unless such termination is for Good Reason (as defined below), in such event the Company's sole obligation to the Executive shall be to pay the Executive his Base Compensation and the benefits described in Section 4 hereof up to the date of such termination. If the Executive terminates this Agreement for Good Reason, it shall be treated as if the Company terminated this Agreement without Cause and the provisions of Section 8(a)(iii) shall apply.

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                  As used herein, "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Company breaches this Agreement in any material respect; (b) the Company fails to obtain the full assumption of this Agreement by a successor; (c) the Company fails to use its reasonable best efforts to maintain, or cause to be maintained directors and officers liability insurance coverage for the Executive; (d) the Company purports to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement, or (e) a Change in Control shall have occurred; provided, however, that with respect to items (a) through (d) above, within 30 days of written notice of termination by the Executive, the Company has not cured, or commenced to cure, such failure or breach, and with respect to item
(e) above, the Executive shall have provided the Company with 180 days written notice of such termination.

                  For purposes of this Agreement, a "Change of Control" shall mean (1) any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the surviving Corporation; (2) any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (3) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Common Stock of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of the Company, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 50% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition as is described in this part (4) is expressly approved by resolution of the Board of the Company passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of Employee under this Agreement). Notwithstanding the preceding sentence, (i) any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or a transaction of similar effect, shall not constitute a Change in Control.

                  (c) Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the date of termination shall be payable in accordance with such plans or programs.

                  (d) Vesting of Stock Grants and Stock Options. In the event of any termination of this Agreement, Executive's rights with regard to any stock grants, loan agreements or stock options shall be as set forth in the respective agreement containing the terms and conditions pertaining thereto. Notwithstanding the foregoing, in the event that the Executive is terminated for reasons other than for "Cause" or in the event the Executive terminates this Agreement for "Good Reason", any stock options then held by the Executive shall immediately vest in the Executive and shall remain exercisable for the period specified in the grant agreement notwithstanding any provision therein to the contrary..

                  (e) Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (an "Excise Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Excise Gross-Up Payment and any ordinary income tax on the Excise Gross-Up Payment in order to put the Executive in the same net after-tax position as if the payment were not subject to any Excise Tax. Subject to the provisions of this Section 8(e), all determinations required to be made hereunder, including whether an Excise Gross-Up Payment is required and the amount of such Excise Gross-Up Payment, shall be made by the accounting firm that audits the financial statements of the Company at that time (the "Accounting Firm") at the sole expense of the Company, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date of termination of the Executive's employment under this Agreement, if applicable, or such earlier time as is requested by the Company.

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                  (f) Death Benefit. Notwithstanding any other provision of this
Agreement, this Agreement shall terminate on the date of the Executive's death. In such event the Company shall continue to pay Executive's Base Compensation to his wife, if she survives him, or, if she does not survive him, to his estate, through the end of the twelfth month following the month in which such death occurs. In addition, the Company shall pay to Executive's wife, if she survives him, or, if she does not survive him, to his estate, the Pro Rata Share of any Incentive Compensation to which Executive would have been entitled for the year in which such death occurs.

         If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall use its reasonable best efforts to cause the Accounting Firm to furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Gross-Up Payments, which will not have been made by the Company, should have been made (an "Underpayment") consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant hereto and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including (without limitation) accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; (iii) cooperate with the Company in good faith to contest effectively such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions hereof the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which an Excise Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

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         If, after the receipt by the Executive of an amount advanced by the
Company pursuant hereto, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Gross-Up Payment required to be paid.

                  (g) Termination Payment. In the event the Company notifies Executive that it elects not to extend the Employment Term as provided for in
Section 2 hereof, or if the Company terminates this Agreement without "Cause", or if the Executive terminates this Agreement for "Good Reason", and at the expiration, or termination of the Employment Term, as the case may be, the Company hereby releases Executive as of the Termination Date from any and all obligations that Executive may have to the Company and any outstanding indebtedness from the Company to Executive, whether or not evidenced by a note or other similar instrument, shall become immediately due and payable. In addition, if at the time of such expiration or termination, Executive continues to guarantee any obligations or liabilities of the Company, in addition to any other payments to which Executive may be entitled under this Agreement or any other agreement with the Company and in addition to any other rights and remedies that Executive may have at law or in equity, none of which are being waived, the Company shall pay the Executive a lump-sum payment equal to the product of twelve times the Monthly Salary Amount. Such lump sum payment shall be paid to the Executive within ten days of the Termination Date.

                  (h) Payment. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled under this Section 8, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the date of termination. If the amount of any payment due to the Executive cannot be finally determined within 90 days after the Date of Termination, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than 90 days after such Date of Termination. As soon as practicable hereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

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                  (i) No Mitigation. The Executive shall not be required to
mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

                  (j) Release. In the event Company does not elect to extend the Employment Term as provided for in Section 2 hereof or in the event the Company terminates this Agreement without Cause or the Executive terminates this Agreement for Good Reason, the Company hereby releases the Executive from any and all obligations that he may have to the Company.

         9. Company Property. All advertising, promotional, sales, suppliers, manufacturers and other materials or articles or information, including without limitation data processing reports, customer lists, customer sales analyses, invoices, product lists, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

         10. Covenant Not To Compete.

                   (a) Covenants Against Competition. As of the date of this Employment Agreement (i) the Company is engaged in the business of selling prepaid products and services and selling or licensing an integrated electronic point of sale activation system (the "Business"); (ii) the Company's Business is conducted currently throughout the United States and may be expanded to other locations; (iii) the Executive's employment with the Company will have given him access to confidential information concerning the Company; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees as follows:

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                           (i) Non-Compete. Without the prior written consent of
the Board, the Executive shall not during the Restricted Period (as defined below) within the Restricted Area (as defined below) (except in the Executive's capacity as an officer of the Company or any of its affiliates), (a) engage or participate in the Business; (b) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in the Business; or (c) acquire an equity interest in any such person; provided, that the foregoing restrictions shall not apply at any time if the Executive's employment is terminated during the Term by the Executive for Good Reason (as defined in Section 8(b) below) or by the Company other than for "Cause"; provided, further, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national securities exchange or on the National
Association of Securities Dealers Automated Quotation System.

                           As used herein, "Restricted Period" shall mean the
period commencing on the Effective Date and ending on the first anniversary of the Executive's termination of employment, provided the termination was not without "cause".

                           "Restricted Area" shall mean any place within the
United States and any other country in which the Company is then actively considering conducting Business.

                  (b) Confidential Information; Personal Relationships. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, without the prior written consent of the Board, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "Confidential Information"); provided, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

                  (c) Employees of the Company and its Affiliates. During the Restricted Period, without the prior written consent of the Board of the Company, the Executive shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any employee of, or person employed within the two years preceding the Executive's hiring or solicitation of such person by, the Company and its affiliates or successors or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated involuntarily by the Company shall be excluded from those persons protected by this Section for the benefit of the Company.

                  (d) Business Relationships. During the Restricted Period, the Executive shall not, directly or indirectly, request or advise a person that has a business relationship with the Company to curtail or cancel such person's business relationship with the Company.

                  (e) Rights and Remedies Upon Breach. If the Executive breaches, threatens to commit a breach of, any of the provisions contained in
Section 10 of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           (i) Specific Performance. The right and remedy to
have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                           (ii) Accounting. The right and remedy to require the
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of Restrictive Covenants.

                  (f) Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. The provisions set forth in Section 10 above shall be in addition to any other provisions of the business conduct and ethics policy applicable to employees of the Company and its subsidiaries during the term of Executive's employment.

                  (g) Saving Clause. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If the Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of Company.

         11. Executive's Representation and Warranties. Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.

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

         12. Miscellaneous.

                  (a) Integration; Amendment. This Agreement and the indemnity Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                  (b) Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                  (c) Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                  (d) Power and Authority. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                  (e) Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. In addition to, and not in limitation of, anything contained in this Agreement, it is expressly understood and agreed that the Company's obligation to pay Termination Compensation as set forth herein shall survive any termination of this Agreement.

                  (f) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Utah. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (g) Arbitration; Remedies. Any dispute or controversy arising under this Agreement or as a result of or in connection with Executive's employment (other than disputes arising under Section 10) shall be arbitrated and settled pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association that are then in effect in a proceeding held in Utah County, Utah. This provision shall also apply to any and all claims that may be brought under any federal or state anti-discrimination or employment statute, rule or regulation, including, but not limited to, claims under: the National Labor Relations Act; Title VII of the Civil Rights Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act; the Immigration Reform and Control Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; and the Equal Pay Act. The decision of the arbitrator and award, if any, is final and binding on the parties and the judgment may be entered in any court having jurisdiction thereof. The parties will agree upon an arbitrator from the list of labor arbitrators supplied by the American Arbitration Association. The parties understand and agree, however, that disputes arising under Section 10 of this Agreement may be brought in a court of law or equity without submission to arbitration.

                  (h) Jurisdiction. Except as otherwise provided for herein, each of the parties (a) submits to the exclusive jurisdiction of any state court sitting in Utah County, Utah or federal court sitting in Utah in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(i). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

                  (i) Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by confirmed facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) as set forth in the preamble to this Agreement or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 12(i) for the service of notices.
                  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.
                  (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         Q COMM INTERNATIONAL, INC.


                                         By:    /s/ Michael K. Openshaw
                                                --------------------------------
                                                Name:  Michael K. Openshaw
                                                Title:  Chief Financial Officer

                                          /s/ PAUL C. HICKEY
                                         ---------------------------------------
                                         PAUL C. HICKEY




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